Gap Inc. Fiscal 2022 Katrina O’Connell CHIEF FINANCIAL OFFICER Bob Martin INTERIM CHIEF EXECUTIVE OFFICER SECOND QUARTER EARNINGS RESULTS

Forward Looking Statements / Non-GAAP Financial Measures FORWARD LOOKING STATEMENTS This conference call and webcast contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Forward- looking statements include statements identified as such in our August 25, 2022 earnings press release. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Additional information regarding factors that could cause results to differ can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022, as well as the Company’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of August 25, 2022. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. SEC REGULATION G This conference call and webcast include the non-GAAP measures adjusted gross margin, adjusted operating margin, adjusted diluted earnings per share, adjusted gross profit, adjusted operating expenses/adjusted SG&A, adjusted operating income, adjusted net income, and free cash flow. The description and reconciliation of these measures from the most directly comparable GAAP measure is included in our August 25, 2022 earnings press release, which is available on investors.gapinc.com.

• Net sales of $3.86 billion, down 8% y/y; comparable sales down 10% • Reported gross margin of 34.5%, down 880 basis y/y; Adjusted gross margin of 36.0%, down 730 bps y/y • Both are inclusive of an estimated 130 bps of incremental transitory air freight costs • Reported operating margin of (0.7%), Adjusted operating margin of 1.7% • Both are inclusive of an estimated 130 bps of incremental transitory air freight costs • Reported diluted loss per share of $0.13; Adjusted diluted earnings per share of $0.08 • Both are inclusive of an estimated $0.10 related to incremental transitory air freight costs Q2 2022 Financial Highlights

Q2 2022 (1) Q2 2021 Q2 2022 vs. Q2 2021 Net Sales $3,857 $4,211 (8%) Comparable Sales (10%) +3% Gross Profit % of Sales $1,330 34.5% $1,823 43.3% (27%) (880 bps) Merchandise Margin B/(W) ROD % of Sales B/(W) (850 bps) (30 bps) Operating Expenses % of Sales $1,358 35.2% $1,414 (2) 33.6% (4%) +160 bps Operating Income (Loss) % of Sales ($28) (0.7%) $409 9.7% n/a (1040 bps) Net Income (Loss) Diluted Earnings (Loss) Per Share ($49) ($0.13) $258 $0.67 n/a ($0.80) Q2 2022 P&L Summary (REPORTED) ($ Millions) UNAUDITED Update format of slide to include photo (1) Includes $58 million of charges related to the impairment of unproductive inventory, approximately $50 million of incremental transitory air freight costs, and $35 million in costs related to the transition of the Old Navy Mexico business. (2) Includes $19 million of charges primarily related to changes in the company’s European operating model.

Q2 2022 Q2 2021 Q2 2022 vs. Q2 2021 Net Sales $3,857 $4,211 (8%) Comparable Sales (10%) +3% Adjusted Gross Profit % of Sales $1,388 (1) 36.0% (1) $1,823 43.3% (24%) (730 bps) Merchandise Margin B/(W) ROD % of Sales B/(W) (700 bps) (30 bps) Adjusted Operating Expenses % of Sales $1,323 (1) 34.3% (1) $1,395 (1) 33.1% (1) (5%) +120 bps Adjusted Operating Income % of Sales $65 (1) 1.7% (1) $428 (1) 10.2% (1) (85%) (850 bps) Adjusted Net Income Adjusted Diluted EPS $30 (1) $0.08 (1) $272 (1) $0.70 (1) (89%) ($0.62) Q2 2022 P&L Summary (ADJUSTED) ($ Millions) UNAUDITED Update format of slide to include photo (1) The description and reconciliation of these measures from their nearest GAAP measure is included in our August 25, 2022 earnings press release, which is available on investors.gapinc.com.

+1%(13%) Q2 2022 Net Sales Growth +9%(10%)(8%)

Q2 2022 Comparable Sales (15%) +8%(7%)(10%) (8%) NORTH AMERICA COMP: (10%)

Gap Inc. Power Plan Power of our Brands Grow purpose-led, billion-dollar lifestyle brands Power of our Platform Leverage our omni capabilities and scaled operations, and extend our engineered approach to cost and growth Power of our Portfolio Extend customer reach across every age, body and occasion through our collective power

ENDURING CUSTOMER RELATIONSHIPS PRODUCT LOVE TEAM & VALUESBRAND POWER LEAN & ADVANTAGED OPERATIONS Gap Inc. has the Power to Deliver Our Strategy OMNI-EXPERIENCE

We grow purpose-led, billion-dollar lifestyle brands The Power Of She Designed For Adventures Near & Far Modern American Optimism We Believe In The Democracy Of Style

OVER 40 MILLION ACTIVE LOYALTY MEMBERS (1) Spend 2X more annually (2) 3X more likely to shop across channels (2) 2X more likely to shop multiple brands (2) (1) Defined as loyalty members who have made a purchase in the past 12 months, includes credit card holders. (2) Based on rolling 12-month data as of July 30, 2022. Improving Value by Turning Customers into Lifetime Loyalists

We have Omni-Strength in North America CHANNEL REGION • Less than 20% of revenue generated from indoor malls • Over 90% of net sales generated in North America and partnering to amplify our reach internationally ■ Old Navy 54% ■ Gap 23% ■ Banana Republic 14% ■ Athleta 9% ■ U.S. 84% ■ Canada 8% ■ Asia 4% ■ Europe 2% ■ Other 2% BRAND ■ Strip & Lifestyle Centers 43%(1) ■ Online 34%(2) ■ Indoor Mall 19% ■ Street 4% Note: All data based on Q2 2022 net sales. (1) Includes Open Air Malls and Outlet Centers. (2) Also includes sales from products that are picked up or shipped from stores.

Rationalizing our North America Fleet • Expect to complete ~85% of the ~350 N.A. Gap and Banana Republic planned store closures by the end of FY22 121 6 966 ~866 2019 2021 2023E NORTH AMERICA STORE COUNT Banana Republic Gap

Commitment to Environmental, Social & Governance Performance

ENVIRONMENT

92%

fabrics with PFC-based finishes successfully converted or exited, on track to reach 100% by Fall 2023

Leading

Textile Material Change Index Leading is the highest level reserved for companies pioneering industry transformation

39%

reduction in Scope 1 + 2 greenhouse gas emissions in 2020 from a 2017 baseline

SOCIAL

13.5K+

youth participated in This Way ONward; more than halfway to the goal of 20K participants by 2025

2M+

people have improved access to drinking water through USAID and Gap Inc. Women + Water Alliance (1)

1M+

women and girls reached through P.A.C.E. program

GOVERNANCE

5 of 10

Directors are women

Annual Equality + Belonging Report Released June '22

to share progress on 2025 Commitments

Regular Board Oversight

from its Governance and Sustainability Committee

(1) Includes supporting communities to develop village action plans for water security, to assist government in its planning, financing and maintenance of piped water services; and catalyzing microloans for water piped connections, water handpumps, water storage, rainwater collection structures, water filters and toilets.